BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C10085-1998
Barbara K. Cegavske	Filing Number 20211533955
Secretary of State	Filed On 6/10/2021 1:04:00 PM
State Of Nevada	Number of Pages 3

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: DATA443 RISK MITIGATION, INC. Entity or Nevada Business Identification Number (NVID): NV19981215103
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.42%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other.

The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation of Data443 Risk Mitigation, Inc. shall be amended as follows: See attached page.

(attach additional page(s) if necessary)

6. Signature: (Required)

X [signature] ______ President
Signature of Officer or Authorized Signer — Title

X ______ ______
Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Attachment To Certificate of Change Pursuant to NRS 78.209
DATA443 RISK MITIGATION, INC.

ARTICLE V

The Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is one billion (1,000,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is three hundred thirty seven thousand five hundred (337,500) shares, par value $0.001, with (i) one hundred fifty thousand (150,000) of those shares being the previously approved Series A Convertible Preferred Stock, and (ii) eighty thousand (80,000) of those shares being the previously approved Series B Convertible Preferred Stock, each of which will remain in full force and effect after the filing of this Amendment, and not subject to the reverse split provided for below.

Upon the filing of this Amendment with the Secretary of State of the State of Nevada (the "Effective Time"), each two thousand (2,000) outstanding shares of Common Stock (the "Old Common Stock") shall be split and converted into one (1) share of Common Stock (the "New Common Stock"). Prior to the Effective Time, there were 1,483,888,915 shares of Old Common Stock issued and outstanding; after the Effective Time, there will be 741,944 shares of New Common Stock issued and outstanding. The filing of this Amendment shall not affect the number of outstanding shares of Preferred Stock.